Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-132469, 333-132469-01, 333-132469-02) and on Form S-8 (No. 333-137469, 333-137468, 333-136620, 333-102457, 333-102362, 333-87778, 333-75242, 333-75226, 333-75238, 333-75050, 333-103765, 333-105804 and 333-146592) of Prudential Financial, Inc. of our report dated February 27, 2008 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

New York, NY

February 27, 2008